Exhibit 99.1

        UNIVERSAL DETECTION TECHNOLOGY ANNOUNCES NASDAQ INTENT TO DELIST

LOS ANGELES--(BUSINESS WIRE)--June 14, 2002--Universal Detection Technology (Nasdaq:UDET) announced today that it received a Nasdaq Staff Determination on June 11, 2002, indicating that the Company has not complied with the net tangible assets or the minimum stockholders' equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B), and that its securities, therefore, will be delisted from The Nasdaq SmallCap Market at the opening of business on June 19, 2002. The Company intends to have its securities commence trading on the Over-the-Counter Bulletin Board quotation system on June 19, 2002..

We believe there will be no significant impact on our business, says Mr. Tizabi.

ABOUT UNIVERSAL DETECTION TECHNOLOGY

Universal Detection Technology (UDT) was founded in 1973 and is a provider of environmental monitoring technologies, including bio-terrorism detection devices, air monitoring systems, and medical diagnostic equipment. UDT's proprietary technology, together with its R&D expertise and licenses of third party technologies and devices, position the Company to capitalize on growth and value opportunities.

Safe Harbor Statement

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievement in the future to differ materially from forecasted results, performance, and achievement. These risks and uncertainties include, among other things, our ability to timely and cost effectively enhance our new products and develop new products targeted to the bio-chemical and medical markets, commercial acceptance of our products, product price volatility, product demand, market competition and general economic conditions, the funding of amounts of capital adequate to provide for the working capital needs of the Company, and other factors described in the Company's filings with the Securities and Exchange Commission. We undertake no obligation and do not intend to revise or update publicly any forward looking statements for any reason.

Contact:

         Contact: Jacques Tizabi
         Company: Universal Detection Technology
         Title: CEO
         Voice: 310-248-3655
         URL: http://www.udetection.com

         Contact: Phil Huss


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         Company: Phoenix Alliance
         Title: Investor Relations for UDET
         Voice: 970-259-7241
         Email: phoenixalliance@frontier.net